CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                                    Exhibit 23.1

As independent public accountants, we hereby consent to the use of our report dated November 9, 2000 on the 1999 and 1998 consolidated financial statements of RateXchange Corporation and to all references to our Firm included in or made a part of this S-1 registration statement.

/s/ Arthur Andersen
San Francisco, California
January 4, 2001